Exhibit 99.1

Marvell Technology Group Ltd. Receives Additional Notice from Nasdaq

Santa Clara, California (April 2, 2007) — Marvell Technology Group Ltd. (Nasdaq: MRVL) today announced that it has received a notice from the NASDAQ Stock Market on March 30,2007 stating that the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because the Company has not timely filed its Annual Report on Form 10-K for the fiscal year ended January 27, 2007.  Marvell received similar notices on December 8, 2006 and September 8, 2006 due to the delay in filing its Forms 10-Q for the fiscal quarters ended October 28, 2006 and July 29, 2006, respectively.  As previously disclosed, a special committee of the Company’s Board of Directors is conducting an internal review relating to the Company’s historical stock option practices and related accounting matters.  Marvell intends to file its delayed Forms 10-Q and Form 10-K as soon as practicable following the conclusion of the special committee’s review.

Marvell had a hearing before a NASDAQ Listing Qualifications Panel regarding the continued listing of its shares on the NASDAQ Stock Market, and has appealed the decision of that Panel to the NASDAQ Listing and Hearing Review Council, which stayed the Panel’s decision pending further action.  The Company does not know when the Listing Council may take any further action regarding its stay.  The Company’s shares will remain listed on the NASDAQ Stock Market pending a decision by the Listing Council.

Marvell’s Current Report on Form 8-K filed today with the Securities and Exchange Commission contains more detailed discussion of the Company’s NASDAQ status.

About Marvell

Marvell (NASDAQ: MRVL) is a leader in storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and Marvell Semiconductor Germany GmbH.  MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.    These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.   These risks and uncertainties include, but are not limited to, the timing and outcome of the NASDAQ review process, the timing and outcome of the special committee’s review and the conclusions of the special committee resulting from that review, actions that may be taken or required as a result of the special committee’s review, and the conclusions of the Company’s management, audit committee, Board and independent accountants based on the results of that review.  For other factors that could cause Marvell’s results to vary from expectations, please see the sections titled “Risk Factors” in Marvell’s quarterly report on Form 10-Q for the fiscal quarter ended April 29, 2006, “Additional Risk Factors” in Marvell’s Form 8-K filed on October 17, 2006, “Other Events” in Marvell’s Form 8-K filed on April 2, 2007, and other factors detailed from time to time in Marvell’s filings with the Securities and Exchange Commission.  Marvell undertakes no obligation to revise or update publicly any forward-looking information.